Exhibit 10.2
GUARANTY
THIS GUARANTY (this “Guaranty”) dated as of May 11, 2012, executed and delivered by each of the undersigned and the other Persons from time to time party hereto pursuant to the execution and delivery of a Joinder Agreement (all of the undersigned, together with such other Persons each a “Guarantor” and collectively, the “Guarantors”) in favor of U.S. BANK NATIONAL ASSOCIATION, in its capacity as Administrative Agent (together with its successors and assigns in such capacity, the “Administrative Agent”) for the Lenders (as defined herein) under that certain Term Loan Agreement dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), by and among COLONIAL REALTY LIMITED PARTNERSHIP, a Delaware limited partnership (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.5 thereof (the “Lenders”), the Administrative Agent for the benefit of itself and the Lenders (the Lenders, and together with the Administrative Agent, each individually a “Credit Party,” and collectively, the “Credit Parties”), and the other parties thereto.
WHEREAS, pursuant to the Term Loan Agreement, the Credit Parties have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Term Loan Agreement;
WHEREAS, either (i) the Borrower is the owner, directly or indirectly, of at least a majority of the issued and outstanding Equity Interests in each Guarantor, or (ii) each Guarantor is the owner, directly or indirectly of a substantial amount of the Equity Interests in Borrower;
WHEREAS, the Borrower and each of the Guarantors, though separate legal entities, are mutually dependent upon each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Credit Parties through their collective efforts;
WHEREAS, each Guarantor acknowledges that it will receive direct and indirect benefits from the Credit Parties making such financial accommodations available to the Borrower under the Term Loan Agreement and, accordingly, each Guarantor is willing to guarantee each Loan Party's obligations to the Credit Parties on the terms and conditions contained herein; and
WHEREAS, each Guarantor's execution and delivery of this Guaranty is a condition to the Credit Parties making, and continuing to make, such financial accommodations to the Borrower.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Guarantor, each Guarantor agrees as follows:
Section 1.    Guaranty. Each Guarantor hereby absolutely, irrevocably and unconditionally guaranties, jointly and severally with the other Guarantors, as a primary obligor and not merely as a surety, the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following (collectively referred to as the “Guarantied Obligations”): (a) all indebtedness and obligations owing by any Loan Party to any Credit Party under or in connection with the Term Loan Agreement and any other Loan Document, including without limitation, the repayment of all principal of the Loans, and the payment of all interest, Fees, charges, attorneys' fees and other amounts payable to any Credit Party thereunder or in connection therewith; (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (c) all expenses, including, without limitation, reasonable attorneys' fees and disbursements, that are incurred by the Credit Parties in the enforcement of any of the foregoing or any obligation of such Guarantor hereunder; and (d) all other Obligations, including any Obligations which would become due but for the operation of the Bankruptcy Code or other Applicable Law.
Section 2.    Guaranty of Payment and Not of Collection. This Guaranty is a guaranty of payment and performance when due, and not of collection, and a debt of each Guarantor for its own account. Accordingly, none of the Credit Parties shall be obligated or required before enforcing this Guaranty against any Guarantor: (a) to pursue any right or remedy any of them may have against the Borrower, any other Guarantor or any other Person or commence any suit or other proceeding against the Borrower, any other Guarantor or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Borrower, any other Guarantor or any other Person; (c) to make demand of the Borrower, any other Guarantor or any other Person or to enforce or seek to enforce or realize upon any collateral security held by a Credit Party which may secure any of the Guarantied Obligations; or (d) to exercise any rights of set-off or other rights or remedies against any deposit account or credit on the books of any Credit Party or any other Person or to any other guarantor of all or part of the Guarantied Obligations.
Section 3.    Guaranty Absolute. Each Guarantor guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Credit Parties with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute, irrevocable and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, reduced, diminished, impaired, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):

(a)
(i) any change in the amount, interest rate or due date or other term of any of the Guarantied Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Guarantied Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Term Loan Agreement, any other Loan Document, or any other document or instrument evidencing or relating to any Guarantied Obligations, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Term Loan Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the Guarantied Obligations or any other instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

(b)
any lack of validity or enforceability of the Term Loan Agreement, any of the other Loan Documents, or any other document, instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

(c)
any furnishing to a Credit Party of any security for the Guarantied Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral, if any, securing any of the Obligations;

(d)
any settlement or compromise of any of the Guarantied Obligations, any security therefor, or any liability of any other party with respect to the Guarantied Obligations, or any subordination of the payment of the Guarantied Obligations to the payment of any other liability of the Borrower or any other Loan Party;

(e)
any act or failure to act by Borrower, any other Loan Party or any other Person which may adversely affect such Guarantor's subrogation rights, if any, against the Borrower to recover payments made under this Guaranty;

(f)	any nonperfection or impairment of any security interest or other Lien, if any, on any collateral, if any, securing in any way any of the Obligations;

(g)
any application of sums paid by the Borrower, any other Guarantor or any other Person with respect to the liabilities of the Loan Parties, regardless of what liabilities of the Loan Parties remain unpaid;

(h)	any statute of limitations in any action hereunder or for the collection of the Notes or for the payment or performance of the Guarantied Obligations;

(i)
the incapacity or lack of authority of any Loan Party or any other Person, or the failure of any Credit Party to file or enforce a claim against the estate (either in administration, bankruptcy or in any other proceeding) of Borrower or any Guarantor or any other Person, or any legal obligation to discharge any of the Guarantied Obligations by any Loan Party for any reason whatsoever, including, without limitation, in any insolvency, bankruptcy or reorganization of any Loan Party;

(j)	the dissolution or termination of the existence of the Borrower, any Guarantor or any other Person;

(k)	the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of the Borrower, any Guarantor or any other Person;

(l)
the voluntary or involuntary receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, assignment, composition, readjustment of or any similar proceeding affecting the Borrower, any Guarantor or any other Person, or any of the Borrower's, any Guarantor's, any other Person's properties or assets;

(m)	the damage, destruction, condemnation, foreclosure or surrender of all or any part of any Property or any of the improvements located thereon;

(n)
the failure of a Credit Party to give notice of the existence, creation or incurrence of any new or additional indebtedness or obligation or of any action or nonaction on the part of any other Person whomsoever in connection with any Guarantied Obligation;

(o)
any failure or delay of a Credit Party to commence an action or assert any demand against the Borrower, any Guarantor or any other Person, to assert or enforce any rights or remedies against the Borrower arising under the Notes, the other Loan Documents, or Applicable Law, or to realize upon or perfect any Lien upon any security, if any;

(p)
any failure of any duty on the part of a Credit Party to disclose to any Guarantor any facts it may now or hereafter know regarding the Borrower, any Guarantor or any other Person or the Properties or any of the improvements located thereon, whether such facts materially increase the risk to the Guarantors or not;

(q)	failure to accept or give notice of acceptance of this Guaranty by the Credit Parties;

(r)	failure to make or give notice of presentment and demand for payment of any of the indebtedness or performance of any of the Guarantied Obligations;

(s)	failure to make or give protest and notice of dishonor or of default to Guarantors or to any other party with respect to the indebtedness or performance of the Guarantied Obligations;

(t)	except as otherwise specifically provided in this Guaranty, any and all other notices whatsoever to which the Guarantors might otherwise be entitled;

(u)	any lack of diligence by the Credit Parties in collection, protection or realization upon any collateral securing the payment of the indebtedness or performance of the Guaranteed Obligations;

(v)	the compromise, settlement, release or termination of any or all of the obligations of the Borrower under the Notes or the other Loan Documents;

(w)	any transfer by the Borrower, any Guarantor or any other Person of all or any part of the security, if any, encumbered by the Loan Documents; or

(x)
to the fullest extent permitted by law, any other legal, equitable or surety defenses, counterclaims, or rights of set-off whatsoever to which any Guarantor or the Borrower might otherwise be entitled or any other circumstances which might otherwise constitute a discharge of a Guarantor (other than indefeasible payment in full or, as to a Guarantor, a release of such Guarantor pursuant to and as provided in the Term Loan Agreement or as approved by all of the Lenders), it being the intention that the obligations (including the payment and performance of the Guarantied Obligations) of the Guarantors hereunder are absolute, unconditional and irrevocable.

Section 4.    Action with Respect to Guarantied Obligations. The Credit Parties may, at any time and from time to time, without the consent of, or notice to, any Guarantor, and without discharging any Guarantor from its obligations hereunder, take any and all actions described in Section 3 and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Guarantied Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guarantied Obligations or changing the interest rate that may accrue on any of the Guarantied Obligations; (b) amend, modify, alter or supplement the Term Loan Agreement or any other Loan Document; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral, if any, securing any of the Obligations; (d) release any other Loan Party or other Person liable in any manner for the payment or collection of the Guarantied Obligations; (e) exercise, or refrain from exercising, any rights against Borrower, any other Guarantor or any other Person; and (e) apply any sum, by whomsoever paid or however realized, to the Guarantied Obligations in such order as the Administrative Agent shall elect.
Section 5.    Indemnification. Without limiting any of their indemnification obligations under the Term Loan Agreement or the other Loan Documents, and without duplication of any indemnification provided for under the Term Loan Agreement or the other Loan Documents, each of the Guarantors, jointly and severally, shall indemnify the Credit Parties and each of their Subsidiaries and Affiliates, and each of their respective stockholders, directors, officers, employees, agents, attorneys, and advisors (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all damages, actual out-of-pocket losses, claims, actions, causes of action, settlement payments, obligations, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred, suffered, sustained or required to be paid by, or asserted against, any Indemnitee arising out of, in any way connected with, or as a result of, (i) the execution or delivery of this Guaranty, the Term Loan Agreement or any other Loan Document or any other agreement or instrument contemplated hereby, the performance by the Guarantors of their respective obligations thereunder, or the consummation of the transactions contemplated by the Term Loan Agreement and the other Loan Documents or any other transactions contemplated hereby or thereby, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to or arising from any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided, however, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by a Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrowers or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. The provisions of this Section shall survive and remain in full force and effect regardless of the repayment of the Guaranteed Obligations or the termination of this Guaranty or any provision hereof.
Section 6.    Waiver. Each Guarantor, to the fullest extent permitted by Applicable Law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of such Guarantor or which otherwise might operate to discharge such Guarantor from its obligations hereunder.
Section 7.    Inability to Accelerate. If the Credit Parties or any of them are prevented under Applicable Law or otherwise from demanding or accelerating payment of any of the Guarantied Obligations by reason of any automatic stay or otherwise, the Administrative Agent and/or the other Credit Parties shall be entitled to receive from each Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.
Section 8.    Reinstatement of Guarantied Obligations. If a claim is ever made on a Credit Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantied Obligations, and such Credit Party repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such claim effected by such Credit Party with any such claimant (including Borrower or a trustee in bankruptcy for Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof, any release herefrom, or the cancellation of the Term Loan Agreement, any of the other Loan Documents, or any other instrument evidencing any liability of the Borrower, and such Guarantor shall be and remain liable to the Credit Parties for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to such Credit Party.
Section 9.    No Contest with Credit Parties; Subordination. So long as any Guarantied Obligation remains unpaid or undischarged, Guarantors will not, by paying any sum recoverable hereunder (whether or not demanded by any Credit Party) or by any means or on any other ground, claim any set-off or counterclaim against any Loan Party in respect of any liability of the Guarantors to any Loan Party or, in proceedings under federal bankruptcy law or insolvency proceedings of any nature, prove in competition with any Credit Party in respect of any payment hereunder or be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of any Loan Party or the benefit of any other security for any obligation hereby guaranteed which, now or hereafter, any Credit Party may hold or in which it may have any share. Except as expressly provided in the Contribution Agreement, the Guarantors hereby expressly waive any right of contribution from or indemnity against any Loan Party, whether at law or in equity, arising from any payments made by the Guarantors pursuant to the terms of this Guaranty, and the Guarantors acknowledge that the Guarantors have no right whatsoever to proceed against any Loan Party for reimbursement of any such payments. In connection with the foregoing, the Guarantors expressly waive any and all rights of subrogation to the Credit Parties against any Loan Party, and the Guarantors hereby waive any and all rights to enforce any remedy which a Credit Party may have against any Loan Party and any and all rights to participate in any collateral for any Loan Party's obligations under the Loan Documents. The Guarantors hereby subordinate any and all indebtedness of any Loan Party now or hereafter owed to the Guarantors to all indebtedness and other obligations of the Borrower and other Loan Parties to the Credit Parties, and agree with the Credit Parties that the: (a) Guarantors shall not demand or accept any payment from any Loan Party on account of such indebtedness, provided that, without modifying any limitations on Indebtedness in the Term Loan Agreement, the Guarantors shall be entitled to receive and retain payments of indebtedness made by the Borrower to the Guarantors so long as no Default or Event of Default shall exist at the time of such payment and no Default or Event of Default shall occur as a result of any such payment, (b) Guarantors shall not claim any offset or other reduction of Guarantors' obligations hereunder because of any such indebtedness, and (c) Guarantors shall not take any action to obtain any interest in any of the security described in and encumbered by the Loan Documents, if any, because of any such indebtedness; provided, however, that, if the Administrative Agent so requests, such indebtedness shall be collected, enforced and received by the Guarantors as trustee for the Administrative Agent (for the benefit of itself and the Lenders) and be paid over to the Administrative Agent in accordance with the Term Loan Agreement on account of the indebtedness and other obligations of the Borrower and other Loan Parties to the Credit Parties, but without reducing or affecting in any manner the liability of the Guarantors under the other provisions of this Guaranty except to the extent the principal amount of such outstanding indebtedness shall have been reduced by such payment.
Section 10.    Payments Free and Clear. All sums payable by each Guarantor hereunder, whether of principal, interest, Fees, expenses, premiums or otherwise, shall be paid in full, without set-off or counterclaim or any deduction or withholding whatsoever (including any Taxes), and if any Guarantor is required by Applicable Law or by a Governmental Authority to make any such deduction or withholding, such Guarantor shall pay to the Credit Parties such additional amount as will result in the receipt by the Credit Parties of the full amount payable hereunder had such deduction or withholding not occurred or been required.
Section 11.    Set-off. Subject to Section 3.3 of the Term Loan Agreement, and in addition to any rights now or hereafter granted under any of the other Loan Documents or Applicable Law and not by way of limitation of any such rights, each Guarantor hereby authorizes the Credit Parties, any Affiliate thereof and any Participant at any time during the continuance of an Event of Default, without any prior notice to such Guarantor or to any other Person, any such notice being hereby expressly waived, but in the case of a Credit Party, any Affiliate of such Credit Party, or a Participant other than the Administrative Agent subject to receipt of the prior written consent of the Requisite Lenders in accordance with the Term Loan Agreement, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by such Credit Party, any Affiliate of such Credit Party, or a Participant to or for the credit or the account of such Guarantor against and on account of any of the Guarantied Obligations, although such obligations shall be contingent or unmatured. Promptly following any such set-off, the Person effecting such setoff shall notify the applicable Guarantor and, if such Person is not the Administrative Agent, the Administrative Agent, thereof and of the application of such set-off, provided that the failure to give such notice shall not invalidate such set-off.

Section 12.    Business Failure, Bankruptcy or Insolvency. In the event of the business failure of any Guarantor or if there shall be pending any bankruptcy or insolvency case or proceeding with respect to any Guarantor under federal bankruptcy law or any other applicable law or in connection with the insolvency of any Guarantor, or if a liquidator, receiver, or trustee shall have been appointed for any Guarantor or any Guarantor's properties or assets, the Credit Parties may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of such Person allowed in any proceedings relative to such Guarantor, or any of such Guarantor's properties or assets, and, irrespective of whether the indebtedness or other obligations of Borrower guaranteed hereby shall then be due and payable, by declaration or otherwise, the Credit Parties shall be entitled and empowered to file and prove a claim for the whole amount of any sums or sums owing with respect to the indebtedness or other obligations of the Borrower guaranteed hereby, and to collect and receive any money or other property payable or deliverable on any such claim. The Guarantors covenant and agree that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against the Borrower, the Guarantors shall not seek a supplemental stay or otherwise pursuant to 11 U.S.C. §105 or any other provision of the Bankruptcy Reform Act of 1978, as amended (the “Bankruptcy Code”), or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of the Credit Parties to enforce any rights of the Credit Parties against the Guarantors by virtue of this Guaranty or otherwise. If a Credit Party is prevented under Applicable Law or otherwise from demanding or accelerating payment of any of the Guarantied Obligations by reason of any automatic stay or otherwise, the Credit Parties shall be entitled to receive from each Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.
Section 13.    Additional Guarantors; Release of Guarantors. Pursuant to Section 7.12 of the Term Loan Agreement, Material Subsidiaries that are not also Excluded Subsidiaries are required to become Guarantors by, among other things, executing and delivering to Administrative Agent a Joinder Agreement. Any Subsidiary which executes and delivers to the Administrative Agent a Joinder Agreement shall be a Guarantor for all purposes hereunder. Under certain circumstances described in Section 7.12(b) of the Term Loan Agreement, certain Subsidiaries may obtain from the Administrative Agent, if the Administrative Agent is authorized to do so under the Term Loan Agreement, a written release from this Guaranty pursuant to the provisions of such Section 7.12, and upon obtaining such written release, any such Subsidiary shall no longer be a Guarantor hereunder, provided, however, that the conditions to such release set forth in such Section 7.12(b) are satisfied immediately before giving effect to such release. In the event any such conditions to such release are later found to have not been satisfied, then any such release shall be deemed null and void and the Affiliate of the Borrower that was the subject of such release shall instead be deemed to have remained a Guarantor hereunder for all purposes of this Guaranty. A release of a Guarantor from the Guaranty pursuant to Section 7.12(b) shall not waive any later requirement which may arise under Section 7.12(a) pursuant to which such released Guarantor would be obliged to become party hereto as a Guarantor. Each other Guarantor consents and agrees to any such release and agrees that no such release shall affect its obligations hereunder.
Section 14.    Avoidance Provisions. It is the intent of each Guarantor, the Administrative Agent and the other Credit Parties that in any Proceeding, such Guarantor's maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Credit Parties) to be avoidable, invalid, or unenforceable against such Guarantor, or subordinated to the claims of any other creditor, in such Proceeding as a result of Applicable Law, including without limitation, (a) Section 548 of the Bankruptcy Code and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The Applicable Laws under which the possible avoidance, invalidity, unenforceability or subordination to the claims of any other creditor of the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Credit Parties), shall be determined in any such Proceeding are collectively referred to as the “Avoidance Provisions”. Accordingly, to the extent that the obligations of any Guarantor hereunder would otherwise be subject to avoidance, or be held to be invalid or unenforceable, or the claims of the Credit Parties hereunder would be subordinated to the claims of any other creditor under the Avoidance Provisions, the maximum Guarantied Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Guarantied Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of any Guarantor hereunder (or any other obligations of such Guarantor to the Guarantied Parties), to be subject to avoidance, invalidity, unenforceability, or cause the claims of the Credit Parties to be subordinate to the claims of any other creditor, under the Avoidance Provisions. This Section is intended solely to preserve the rights of the Administrative Agent and the other Guarantied Parties hereunder to the maximum extent that would not cause the obligations of any Guarantor hereunder to be subject to avoidance, invalidity, or unenforceability under the Avoidance Provisions, or the claims of the Credit Parties to be subordinated to the claims of any other creditor under the Avoidance Provisions, and no Guarantor or any other Person shall have any right or claim under this Section as against the Credit Parties that would not otherwise be available to such Person under the Avoidance Provisions.
Section 15.    Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Borrower and the other Guarantors, and of all other circumstances bearing upon the risk of nonpayment of any of the Guarantied Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Credit Parties shall have any duty whatsoever to advise any Guarantor of information regarding such circumstances or risks.
Section 16.    Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF) APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.
Section 17.    WAIVER OF JURY TRIAL.
(a)    EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG ANY GUARANTOR, THE BORROWER, THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE CREDIT PARTIES AND EACH GUARANTOR HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS GUARANTY, ANY OTHER LOAN DOCUMENT, OR THE FEE LETTERS OR IN CONNECTION WITH OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE BORROWER, ANY GUARANTOR, OR ANY CREDIT PARTY OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS.
(b)    EACH OF THE GUARANTORS THE ADMINISTRATIVE AGENT AND EACH OTHER CREDIT PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY OTHER CREDIT PARTY, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS GUARANTY, ANY OTHER LOAN

DOCUMENT, THE FEE LETTERS OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY OR THE ENFORCEMENT BY THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.
(c)    THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS AND THE TERMINATION OF THIS GUARANTY.
Section 18.    Loan Accounts. Each Credit Party may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Guarantied Obligations, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of any of the Guarantied Obligations or otherwise, the entries in such books and accounts shall be deemed prima facie evidence of the amounts and other matters set forth herein. The failure of a Credit Party to maintain such books and accounts shall not in any way relieve or discharge any Guarantor of any of its obligations hereunder.
Section 19.    Waiver of Remedies. The rights, remedies, powers, privileges, and discretions of the Administrative Agent hereunder and under Applicable Law (herein, the “Agent's Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies which the Administrative Agent would otherwise have. No delay or omission by the Administrative Agent in exercising or enforcing any of the Agent's Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Lenders of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Agent's Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Administrative Agent and any Person, at any time, shall preclude the other or further exercise of the Agent's Rights and Remedies. No waiver by the Credit Parties of any of the Agent's Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. The Agent's Rights and Remedies may be exercised at such time or times and in such order of preference as the Administrative Agent may determine. The Agent's Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Guarantied Obligations. No waiver of any provisions of this Guaranty or any other Loan Document or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by Section 24 below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor or any other Guarantor to any other or further notice or demand in the same, similar or other circumstances.
Section 20.    Termination. This Guaranty shall remain in full force and effect until indefeasible payment in full of the Guarantied Obligations, the cancellation of all the other Obligations and the termination or cancellation of the Term Loan Agreement in accordance with its terms.
Section 21.    Successors and Assigns. Each reference herein to the Administrative Agent or the other Credit Parties shall be deemed to include such Person's respective successors and assigns in whose favor the provisions of this Guaranty also shall inure, and each reference herein to each Guarantor shall be deemed to include such Guarantor's permitted successors and assigns, upon whom this Guaranty also shall be binding. The Lenders may, in accordance with the applicable provisions of the Term Loan Agreement, assign, transfer or sell any Guarantied Obligation, or grant or sell participations in any Guarantied Obligations, to any Person without the consent of, or notice to, any Guarantor and without releasing, discharging or modifying any Guarantor's obligations hereunder. Each Guarantor hereby consents to the delivery by the Administrative Agent or any Lender to any Eligible Assignee or Participant (or any prospective Eligible Assignee or Participant) of any financial or other information regarding the Borrower or any Guarantor. No Guarantor may assign or transfer its obligations hereunder to any Person without the prior written consent of all Lenders and any such assignment or other transfer to which all of the Lenders have not so consented shall be null and void.
Section 22.    JOINT AND SEVERAL OBLIGATIONS. THE OBLIGATIONS OF THE GUARANTORS HEREUNDER SHALL BE JOINT AND SEVERAL, AND ACCORDINGLY, EACH GUARANTOR CONFIRMS THAT IT IS LIABLE FOR THE FULL AMOUNT OF THE “GUARANTIED OBLIGATIONS” AND ALL OF THE OBLIGATIONS AND LIABILITIES OF EACH OF THE OTHER GUARANTORS HEREUNDER.
Section 23.    Amendments; Waivers. Neither this Guaranty nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Administrative Agent and each Guarantor with respect to whom such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 12.6 of the Term Loan Agreement.
Section 24.    Payments. All payments to be made by any Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Administrative Agent at the Principal Office, not later than 2:00 p.m. on the date of demand therefor.
Section 25.    Notices. All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given (a) to each Guarantor at its address set forth below its signature hereto, (b) to the Administrative Agent or any Lender, at its respective address for notices provided for in the Term Loan Agreement, or (c) as to each such party at such other address as such party shall designate in a written notice to the other parties. Each such notice, request or other communication shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered; provided, however, that any notice of a change of address for notices shall not be effective until received.

Section 26.    Severability. In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 27.    Headings. Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.
Section 28.    Limitation of Liability. Neither the Administrative Agent, any other Credit Party nor any Affiliate, officer, director, employee, attorney, or agent of such Persons, shall have any liability with respect to, and each Guarantor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by a Guarantor in connection with, arising out of, or in any way related to, this Guaranty or any of the other Loan Documents, or any of the transactions contemplated by this Guaranty, the Term Loan Agreement or any of the other Loan Documents. Each Guarantor hereby waives, releases, and agrees not to sue the Administrative Agent, any other Credit Party or any of such Person's affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Guaranty, the Term Loan Agreement or any of the other Loan Documents, or any of the transactions contemplated by Term Loan Agreement or financed thereby.
Section 29.    Electronic Delivery of Certain Information. Each Guarantor acknowledges and agrees that information regarding the Guarantors may be delivered electronically pursuant to Section 8.5 of the Term Loan Agreement.
Section 30.    Definitions.
(a)    For the purposes of this Guaranty:
“Proceeding” means any of the following: (i) a voluntary or involuntary case concerning any Guarantor shall be commenced under the Bankruptcy Code; (ii) a custodian (as defined in such Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of any Guarantor; (iii) any other proceeding under any Applicable Law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding‑up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to any Guarantor; (iv) any Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) any Guarantor makes a general assignment for the benefit of creditors; (vii) any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) any Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (ix) any Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by any Guarantor for the purpose of effecting any of the foregoing.
(b)    Terms not otherwise defined herein are used herein with the respective meanings given them in the Term Loan Agreement.
Section 31.    Several Agreements. This Guaranty shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.
Section 32.    Counterparts. This Guaranty may be executed in counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Guaranty by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Guaranty.
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IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guaranty under seal as of the date and year first written above.

GUARANTOR:

COLONIAL PROPERTIES TRUST, an
Alabama trust

By:	/s/ Jerry A. Brewer
Name:	Jerry A. Brewer
Title:	Executive Vice President - Finance

Signature Page to Guaranty